UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________________

WEED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	83-0452269
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4920 N. Post Trail Tucson, AZ	85750
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-219922 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered
Common Stock, par value $0.001

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

This Registration Statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 (the “Common Stock”), of WEED, Inc., a Nevada corporation (the “Registrant”). The description of the Common Stock to be registered hereunder set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1, Registration No. 333-219922 (the “Registration Statement”), filed with the Securities and Exchange Commission on August 11, 2017, as amended, and in the prospectus included in the Registration Statement filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, all of which shall be deemed to be incorporated by reference herein.

ITEM 2.	EXHIBITS

The following exhibits are filed or incorporated by reference to the Registration Statement:

3.1 (1)	Articles of Incorporation of WEED, Inc.
3.2 (1)	Bylaws of WEED, Inc.

(1)
Incorporated by reference from our Registration Statement on Form S-1 filed with the Commission on August 11, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WEED, Inc.

Dated: December 31, 2018	/s/ Glenn E. Martin
By: Glenn E. Martin
Its: Chief Executive Officer

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